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                                                                   EXHIBIT 10.21

                               SERVICES AGREEMENT

     THIS SERVICES AGREEMENT (this "Agreement") is entered into as of March 31, 2000 (the "Effective Date"), between TRW Inc., an Ohio corporation, through its Space and Electronics Group ("TRW") and Endwave Corporation, a Delaware corporation ("Company").

                              W I T N E S S E T H:

     WHEREAS, Company specializes in the manufacture of microwave and millimeter wave modules and outdoor units for the telecommunications industry;

     WHEREAS, TRW currently has certain technical service capabilities which would be useful to Company in the conduct of its business; and

     WHEREAS, Company desires to obtain from TRW, and TRW is willing to provide to Company, services useful to Company;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                     SERVICES; CONFIRMATION OF TRW POSITION

     1.1 SERVICES: At Company's request, TRW will provide Company with the services described on Schedule 1.1 ("Services") at times and places mutually convenient to Company and TRW.

     1.2 STATUS: TRW will perform all Services as an independent contractor. Nothing in this Agreement will constitute an appointment of TRW as Company's agent or authorize TRW to enter into any binding legal commitment on behalf of Company.

     1.3 DESIGN RIGHTS: Title to all inventions, discoveries, patents, computer software, and technical information created, conceived and/or generated by employees of TRW in the course of or under this Agreement (hereinafter "Foreground Intellectual Property") will remain in TRW.







[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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          1.3.1 INITIAL PERIOD: With respect to all Foreground Intellectual
     Property created, conceived and/or generated within the period from the Effective Date to the date six (6) months from the Effective Date, Company is hereby granted:

               1.3.1.1 subject to the reservation set forth in Section 1.3.1.4 below, an exclusive even as to TRW, royalty-free, worldwide, perpetual, irrevocable right and license, with the right to sublicense, to manufacture, use, test, sell, offer to sell, distribute, repair, rebuild, display, market, import and export under and/or using the Foreground Intellectual Property the specific products and services designed by TRW under this Agreement in fields of endeavor up to and including One Hundred Thousand (100,000) feet above the surface of the earth where the customer (and the customer's ultimate customer) is other than a government organization; and

               1.3.1.2 a non-exclusive, royalty-free, worldwide, perpetual, irrevocable right and license, with the right to sublicense, to manufacture, use, test, sell, offer to sell, distribute, repair, rebuild, display, market, import and export all other products and services in all other fields of endeavor under and/or using Foreground Intellectual Property; and

               1.3.1.3 a non-exclusive, royalty-free, worldwide, perpetual, irrevocable right and license, with the right to sublicense, to manufacture, use, test, sell, offer to sell, distribute, repair, rebuild, display, market, import and export products and services under any other TRW-owned intellectual property rights, but only to the extent such other intellectual property rights are necessary for the manufacture, use, test, sale, offer for sale, distribution, repair, rebuild, display, marketing, importing and exporting of products and services designed by TRW under this Agreement in fields of endeavor up to and including One Hundred Thousand (100,000) feet above the surface of the earth where the customer (and the customer's ultimate customer) is other than a government organization.

               1.3.1.4 TRW reserves unto itself the non-exclusive right and license, with the right to sublicense only as set forth in this subsection, to manufacture, use, test, sell, offer to sell, distribute, repair, rebuild, display, market, import and export under and/or using Foreground Intellectual Property the specific products and services designed by TRW under this Agreement in fields of endeavor up to and including One Hundred Thousand (100,000) feet above the surface of the earth where the customer (and the customer's ultimate customer) is other than a government organization, such license being limited to servicing Nokia and/or Nortel in the event that TRW reasonably determines that Company is unable to fulfill its contractual obligations with respect to one or both of those customers. The license granted in this subsection can be further sublicensed only as is necessary to have a third party perform work or


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          produce the specific products and services designed by TRW under this
          Agreement for Nokia and/or Nortel on behalf of TRW.

          1.3.2 SUBSEQUENT PERIOD: With respect to all Foreground Intellectual Property created, conceived and/or generated subsequent to the date six (6) months from the Effective Date, Company is hereby granted:

               1.3.2.1 a non-exclusive, royalty-free, worldwide, perpetual, irrevocable right and license, with the right to sublicense, to manufacture, use, test, sell, offer to sell, distribute, repair, rebuild, display, market, import and export products and services under and/or using Foreground Intellectual Property; and

               1.3.2.2 a non-exclusive, royalty-free, worldwide, perpetual, irrevocable right and license, with the right to sublicense, to manufacture, use, test, sell, offer to sell, distribute, repair, rebuild, display, market, import and export products and services under any other TRW-owned intellectual property rights, but only to the extent such other intellectual property rights are necessary for the manufacture, use, test, sale, offer for sale, distribution, repair, rebuild, display, marketing, importing and exporting of products and services designed by TRW under this Agreement.

                                   ARTICLE II

                                  COMPENSATION

     2.1 HOURLY FEE: For the Services described on Schedule 1.1, Company will pay TRW an Hourly Fee (the "Hourly Fee") as described on Schedule 2.1 for calendar year 2000. The Hourly Fee will be increased annually on January lst of each year by [*] the prior year's Hourly Fee.

     2.2 TRAVEL EXPENSES: In addition to the Hourly Fee, if TRW personnel are required to travel away from their ordinary place of employment to perform Services, then Company will (i) reimburse TRW for all reasonable travel, lodging and meal expenses incurred by such personnel in connection therewith, and (ii) pay TRW the Hourly Fee described in Schedule 2.1 for each hour of Services TRW personnel perform away from their ordinary place of employment.

     2.3 ADDITIONAL EQUIPMENT AND SERVICES: On Company's request, TRW and Company will consult to determine whether TRW can provide Company with equipment and additional services at prices to be mutually determined by the parties.

     2.4 STATEMENTS: Within ten (10) days after the end of each month, TRW will submit statements to Company for payment of fees and reimbursement of travel


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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expenses hereunder. Such statements will clearly specify the nature of services performed or equipment provided, the amount and method of computing the fees covered thereby, and will include documentation of reimbursable expenses and such other information as may be appropriate. Within thirty (30) days after its receipt of such a statement, Company will pay TRW the amount shown on such statement at the place and in the manner requested by TRW.

                                   ARTICLE III

                             TERM OF THIS AGREEMENT

     3.1 INITIAL TERM: The initial term of this Agreement (the "Initial Term") will be the two-year period beginning March 31, 2000 and ending March 31, 2002.

     3.2 RENEWAL TERM(S): By written agreement of Company and TRW, the parties may renew the term of this Agreement for one or more additional terms (the "Renewal Terms") of one (1) year each, each such Renewal Term beginning immediately after the end of the preceding Initial Term or Renewal Term, as the case may be.

     3.3 MUTUAL TERMINATION: By written agreement signed by Company and TRW, the parties may terminate this Agreement at any time.

     3.4 TERMINATION FOR CAUSE: If either party materially breaches any covenant or otherwise fails to perform any material obligation under this Agreement, and fails to cure such breach within thirty (30) days after having been requested to do so in writing by the other party, such other party, by delivering written notice to the breaching party, may terminate this Agreement effective as of the date specified in the terminating party's notice (which date will not be earlier than the date of the notice).

     3.5 RETURN OF EQUIPMENt: Upon any termination of this Agreement, Company will return to TRW any equipment provided under this Agreement, and Company will discontinue its use of such equipment.

                                   ARTICLE IV

                             PROPRIETARY INFORMATION

     4.1 PROPRIETARY INFORMATION. For the purpose of this Agreement:

          (a) "Proprietary Information" shall mean all drawings, documents, ideas, know-how and other information supplied by one party to another (whether disclosed orally, or in documentary form, by demonstration or otherwise) for the purpose of achieving the objectives of this Agreement.


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          (b) "Proper Use" shall mean use of the Proprietary Information solely by the recipient for the objectives of this Agreement.

     4.2 NONDISCLOSURE. All Proprietary Information furnished shall remain the property of the disclosing party and shall be treated by the recipient in strict confidence, shall not be used except for Proper Use, shall be disclosed by the recipient only to persons within the recipient's company (including companies directly or indirectly more than fifty percent (50%) owned or controlled by the recipient) who are directly concerned in the Proper Use, and shall not be disclosed to consultants or by the recipient to any other party without the disclosing party's prior written consent, except for Proprietary Information that was:

          (a) In the public domain at the time it was disclosed; or

          (b) Known to the recipient without restriction at the time of receipt; or

          (c) Published or becomes available to others without restriction through no act or failure to act on the part of the recipient; or

          (d) Known to the recipient from a source other than the disclosing party without breach of this Agreement by the recipient; or

          (e) Subsequently designated by the disclosing party in writing as no longer proprietary; or

          (f) Independently developed by the recipient without reference to the Proprietary Information; or

          (g) Disclosed after five (5) years from the date of delivery by the disclosing party to the recipient, which five (5) year period shall survive the termination of this Agreement; provided, however, that if Company, as a result of an agreement with a customer, requires a longer nondisclosure period, the parties shall agree to such longer nondisclosure periods with regard to Proprietary Information applicable to such customer's contract.

If any portion of Proprietary Information falls within any one of these exceptions, the remainder shall continue to be subject to the foregoing prohibitions and restrictions. The recipient of Proprietary Information shall inform its employees of the confidential nature of the Proprietary Information and shall prohibit them from making copies of any of it except where such copies are necessary for the purposes of Proper Use, unless agreed upon by the disclosing party. The recipient of Proprietary Information shall exercise the same degree of care in protecting such Proprietary Information as it takes to preserve and safeguard its own proprietary information, and in no event less than a degree of care a reasonable recipient would use to protect its own proprietary information.


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     4.3 MARKING. Proprietary Information made available in written form by one party to the other party shall be marked with the legend:

                         "ENDWAVE PROPRIETARY INFORMATION"
                    or - "TRW PROPRIETARY INFORMATION"

as the case may be, or an equivalent conspicuous legend. No sheet or page of any written material shall be so labeled which is not, in good faith, believed by the disclosing party to contain Proprietary Information. A recipient of Proprietary Information hereunder shall have no obligation with respect to any portion of any written material which is not so labeled or any information received orally unless it is identified as proprietary and a written summary of such oral communication, specifically identifying the items of Proprietary Information, is furnished to the recipient within thirty (30) days of such disclosure.

     The individuals identified below are the only persons authorized to receive Proprietary Information on behalf of the parties:

                    For Company: Ed Keible, Don Dodson, John Mikulsky, Julie
                                 Biagini

                    For TRW:     Diane Daegale, Maureen Miller, Dwight Streit

By written notice to the other parties, these representatives may be replaced by another person from the same party.

     4.4 COMPENSATION. The parties shall not be obligated to compensate each other for the transfer of any Proprietary Information under this Agreement and agree that no warranties of any kind are given with respect to such Proprietary Information or any use thereof. No license is hereby granted under any patent, trademark or copyrights with respect to any Proprietary Information.

     4.5 SURVIVAL. The obligations of the parties concerning confidentiality set forth in this Article IV shall survive termination or completion of this Agreement.

                                    ARTICLE V

                             LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY'S CUMULATIVE LIABILITY TO THE OTHER PARTY ARISING FROM OR RELATING TO THIS AGREEMENT EXCEED THE TOTAL AMOUNT PAID TO TRW BY COMPANY FOR SERVICES RENDERED PURSUANT TO THIS AGREEMENT. NEITHER PARTY SHALL LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTIAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


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                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1 SAP: At Company's request, for up to six months after the Effective Date, TRW will, for no fee, provide assistance to the Company with SAP transition planning and the negotiation of a long-term services agreement for SAP. At Company's request, Company can continue to utilize TRW's SAP system, at Company's expense, for a period of one year after the Effective Date.

     6.2 AMENDMENTS: This Agreement may be amended at any time but only by written instrument executed by the parties hereto.

     6.3 WAIVERS: Either party may at any time waive compliance by the other party with any covenant or condition contained in this Agreement but only by written instrument executed by the party waiving such compliance. No such waiver, however, will be deemed to constitute the waiver of any such covenant or condition by any other party or in any other circumstance or to constitute the waiver of any other covenant or condition.

     6.4 SEVERABILITY: If any provision of this Agreement is finally determined by a court of competent jurisdiction to be unlawful, such provision will be deemed to be severed from this Agreement and every other provision of this Agreement will remain in full force and effect.

     6.5 NOTICES: All notices, requests and other communications hereunder will be in writing and will be deemed to have been duly given, if delivered by hand, at the time of receipt or, if communicated by cable or similar electronic means, at the time receipt thereof has been confirmed by return electronic communication or signal that the message has been clearly received, or if mailed, seven (7) days after mailing, registered or certified airmail, return receipt requested, with postage prepaid:

         If to Company, to:                          Endwave Corporation
                                                     321 Soquel Way
                                                     Sunnyvale, CA 94086

                                                     Attention: John Mikulsky

         If to TRW, to:                              TRW Inc.
                                                     One Space Park
                                                     Redondo Beach, CA 90278

                                                     Attention: Diane Daegele


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provided, however, that if any party has designated a different address by notice to the other given as provided above, then to the last address so designated.

     6.6 ASSIGNMENT: This Agreement will be binding upon and inure to the benefit of the the permitted successors-in-interest each party. Neither party shall, without the consent in writing of the other party, which consent shall not be unreasonably withheld, assign or transfer this Agreement or the benefits or obligations hereof or any part hereof to any other person other than a subsidiary wholly owned by such party; provided, however, that no consent shall be necessary to the extent that either party is acquired by merger or other acquisition or either party sells all or substantially all of its assets to a third party.

     6.7 THIRD PARTIES: This Agreement is not intended to, and will not, create any rights in or confer any benefits upon anyone other than the parties hereto or their permitted assigns.

     6.8 INCORPORATION BY REFERENCE: The Schedules to this Agreement constitute integral parts of this Agreement and are hereby incorporated into this Agreement by this reference.

     6.9 GOVERNING LAW: This Agreement will be governed by and construed in accordance with the internal substantive laws of California, without regard to its conflicts of laws provisions.

     6.10 COUNTERPARTS: More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart will be deemed an original without production of the others.

     IN WITNESS WHEREOF, Company and TRW have each caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                             Endwave Corporation

                                             By /s/ EDWARD A. KEIBLE, JR.
                                               ---------------------------------

                                             TRW Inc.

                                             By /s/ WESLEY G. BUSH
                                               --------------------------------


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                                  SCHEDULE 1.1

                                    SERVICES

1. TECHNICAL ASSISTANCE: TRW shall use reasonable efforts to provide Company with technical assistance, in the following areas:

RF Design: Provide simulation, design, development and test support for product development between 15 and 65 GHz. Agreement includes support to RF, DC and I/F design, development and test activities. Support also includes assisting in troubleshooting activities related to module design and or test sets.

Digital Design: Provide simulation, design, development and test support for product development between 15 and 65 GHz. Agreement includes activities related to the design, development and testing of DC board, phase locked loop (PLL), I/F board and I/F circuits. Support also includes assisting in troubleshooting activities related to module design and or test sets.

MMIC Design: Provide simulation, design, layout and test support for MMIC development and fabrication for devices between 15 and 65 GHz. Agreement also includes support necessary to successfully complete a foundry service contract. Testing and evaluation of fabricated devices (on-wafer and/or fixtured) is included as part of this agreement.

MPD Assembly and Test: Provide MPD assembly and test (automated and/or manual) capability using standard MPD processes.

Mechanical/Product Engineering: Provide simulation, design, development and test support for product development between 15 and 65 GHz. Agreement includes activities related to the design, development, fabrication and testing of mechanical housings, covers, RF boards, DC boards and connectors. Support may also include thermal, stress, reliability, shock and/or vibration analysis. Agreement also includes assisting troubleshooting activities related to module design.

Parts, Material and Processes (PM&P): Provide support to material and process qualification, certification, and failure analysis.

Contracts: On a short-term basis (up to one year after closing), provide personnel to assist in contract negotiation, establishment, closeout and discrepancy resolution.


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                                  SCHEDULE 2.1

                                   HOURLY FEES

TRW shall provide the Services set forth in Schedule 1.1 to Company in the form of employee hours at the following rates:

[*]
Travel and other related expenses will be charged at the actual expense incurred.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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